SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 11, 2002

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	0835164
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code
(303) 573-1660 1
Item 5.	Other Event

     On July 11, 2002, Royal Gold, Inc. (the Registrant) sold 500,000 shares of common stock in a negotiated transaction resulting in gross proceeds of $6,875,000. The shares were sold, by use of a prospectus supplement, to Acqua Wellington North American Equities Fund Ltd., at a price of $13.75 per share. A copy of Royal Gold's press release is attached hereto as Exhibit 1 and hereby incorporated by reference. A copy of the Purchase Agreement dated July 9, 2002, between Royal Gold, Inc. and Acqua Wellington North American Equities Fund Ltd. is attached hereto as Exhibit 2 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL GOLD, INC.

By: /s/ Stanley Dempsey
Chairman, CEO and President

Date: July 17, 2002
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Exhibit Index

(1)	Press release, dated July 11, 2002, issued by Royal Gold, Inc.

(2)	Purchase agreement, dated July 9, 2002, between Royal Gold, Inc. and Acqua Wellington North American Equities Fund Ltd.
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